UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 7/28/10

STAR SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 28, 2010, Star Scientific, Inc. (the “Company”), through its Board of Directors (the “Board”), elected a new director, Mario V. Mirabelli, to serve as an independent director on the Company’s Board. Mr. Mirabelli also has been appointed to serve on the Company’s Audit Committee.
Mr. Mirabelli brings extensive legal experience to the Board. After serving in the public sector as an attorney for the Securities and Exchange Commission and with the Federal Trade Commission for several years, Mr. Mirabelli moved to the private sector where he represents clients in a full range of general and federal securities law and corporate and transactional matters. Mr. Mirabelli currently serves in an Of Counsel capacity to Patton Boggs LLP in Washington, DC and previously was a partner with the law firms of Baker & Hostetler L.L.P. and Shea & Gould.
In connection with his initial appointment to the Board, Mr. Mirabelli will receive 50,000 options under the Company’s 2008 Incentive Award Plan that vest over the course of two years from the date of grant. Mr. Mirabelli will receive cash compensation for his service on the Board in accordance with the Company’s compensation arrangements for independent directors. A description of the Company’s compensation arrangements for independent directors is set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2010.
There are no arrangements or understandings between Mr. Mirabelli and any other persons pursuant to which Mr. Mirabelli was selected as a director of the Company.
Mr. Mirabelli has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: July 29, 2010	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer